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    GOLDMAN, SACHS & CO.        CREDIT SUISSE FIRST BOSTON      DEUTSCHE BANK SECURITIES
       85 Broad Street             Eleven Madison Avenue           31 West 52nd Street
  New York, New York 10004       New York, New York 10005       New York, New York 10019
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                               Offer to Exchange
                 Each Outstanding Ordinary Share, No Par Value
                                      and
                   Each Outstanding American Depositary Share
                 Representing One Ordinary Share, No Par Value
                                       of
                        DAIMLER-BENZ AKTIENGESELLSCHAFT
                                      for
                        One Ordinary Share, No Par Value
                                       of
                               DAIMLERCHRYSLER AG

THE DAIMLER-BENZ EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 NOON, NEW YORK CITY TIME, ON FRIDAY, OCTOBER 23, 1998, UNLESS THE DAIMLER-BENZ EXCHANGE OFFER IS EXTENDED. DAIMLER-BENZ ORDINARY SHARES AND DAIMLER-BENZ AMERICAN DEPOSITARY SHARES TENDERED PURSUANT TO THE DAIMLER-BENZ EXCHANGE OFFER MAY BE WITHDRAWN AT ANY TIME PRIOR TO THE EXPIRATION OF THE DAIMLER-BENZ EXCHANGE OFFER.

                                                              September 24, 1998

TO BROKERS, DEALERS, COMMERCIAL BANKS,
 TRUST COMPANIES AND OTHER NOMINEES:

      We have been engaged by DaimlerChrysler AG, a stock corporation (AKTIENGESELLSCHAFT) organized under the laws of the Federal Republic of Germany ("DaimlerChrysler AG"), to act as Dealer Managers in connection with DaimlerChrysler AG's offer (i) to exchange one Ordinary Share, no par value (a "DaimlerChrysler Ordinary Share"), of DaimlerChrysler AG for each outstanding Ordinary Share, no par value (a "Daimler-Benz Ordinary Share"), of Daimler-Benz Aktiengesellschaft, a stock corporation (AKTIENGESELLSCHAFT) organized under the laws of the Federal Republic of Germany ("Daimler-Benz"), and (ii) to exchange one DaimlerChrysler Ordinary Share for each outstanding American Depositary Share of Daimler-Benz, representing one Daimler-Benz Ordinary Share (a "Daimler-Benz ADS"); PROVIDED that, if the Minimum Condition (as hereinafter defined) is satisfied so that the Transactions (as defined in the Offering Circular-Prospectus, dated September 24, 1998) can be accounted for as a pooling-of-interests, then each exchanging holder will receive 1.005 DaimlerChrysler Ordinary Shares for each share exchanged, upon the terms and subject to the conditions set forth in the Offering Circular-Prospectus, dated September 24, 1998 (the "Offering Circular-Prospectus"), and the related Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the "Daimler-Benz Exchange Offer") enclosed herewith.

      The Daimler-Benz Exchange Offer is subject to certain conditions, including, among other things, there being validly tendered and not properly withdrawn prior to the Daimler-Benz Exchange Offer Expiration Date (as defined in the Offering Circular-Prospectus) such number of Daimler-Benz Ordinary Shares and Daimler-Benz ADSs which constitutes at least 90% of the then issued and outstanding Daimler-Benz Ordinary Shares, including Daimler-Benz Ordinary Shares represented by Daimler-Benz ADSs (the "Minimum Condition"); PROVIDED, HOWEVER that if the number of Daimler-Benz Ordinary Shares and Daimler-Benz ADSs tendered does not satisfy the Minimum Condition but equals at least 75% of the issued and outstanding Daimler-Benz Ordinary Shares on a primary basis, including Daimler-Benz Ordinary Shares represented by Daimler-Benz ADSs, at the time of registration with the commercial register (HANDELSREGISTER) of the capital increase relating to the DaimlerChrysler Ordinary
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Shares being issued in exchange therefor (the "75% Minimum"), the Minimum
Condition shall mean the 75% Minimum, see "The Daimler-Benz Exchange Offer--Certain Conditions of the Daimler-Benz Exchange Offer" in the Offering Circular-Prospectus.

      If the Minimum Condition has been satisfied, the Daimler-Benz Exchange Offer will be extended in accordance with Rule 14e-1(b) under the Securities Exchange Act of 1934, as amended, so that it will remain open for at least 10 business days from the date notice of the increase in the Daimler-Benz Exchange Offer Ratio as a result of the Minimum Condition having been satisfied is first published, sent or given to Daimler-Benz securityholders. In the event that the Minimum Condition is not satisfied and is reduced to the 75% Minimum, the Daimler-Benz Exchange Offer will remain open for at least five business days from the date the Daimler-Benz securityholders are notified of such change.

    It is a condition to the consummation of the Chrysler Merger (as defined in the Offering Circular-Prospectus) that the Daimler-Benz Exchange Offer be consummated. One of the conditions to the Daimler-Benz Exchange Offer is that the Minimum Condition (or the 75% Minimum) be satisfied. Although the exchange ratio in the Daimler-Benz Merger (as defined in the Offering Circular-Prospectus) is the same as the exchange ratio in the Daimler-Benz Exchange Offer, the Daimler-Benz Merger will not occur unless the Daimler-Benz Exchange Offer is successful. Accordingly, stockholders are urged to tender their Daimler-Benz Ordinary Shares and Daimler-Benz ADSs in the Daimler-Benz Exchange Offer. In addition, if the Minimum Condition is not achieved, it will not be possible to account for the Transactions as a pooling-of-interests. Accounting for the Transactions as a purchase will reduce reported earnings. Moreover, it is imperative that holders of Daimler-Benz Ordinary Shares and Daimler-Benz ADSs desiring to tender into the Daimler-Benz Exchange Offer do so on or prior to 12:00 Noon, New York City time, on Friday, October 23, 1998, the initial expiration date of the Daimler-Benz Exchange Offer, in order for such shares to be included in determining whether the Minimum Condition (or the 75% Minimum) has been satisfied.

      Please be advised that the Deposit Agreement with respect to the Daimler-Benz ADSs will be amended to provide that each holder of a Daimler-Benz ADS outstanding on the Daimler-Benz Exchange Offer Expiration Date who has not tendered such holder's Daimler-Benz ADSs pursuant to the Daimler-Benz Exchange Offer will be deemed to have instructed The Bank of New York, as Depositary, to tender all Daimler-Benz Ordinary Shares represented thereby into the Daimler-Benz Exchange Offer, and the Depositary will do so unless instructed otherwise by Daimler-Benz. Accordingly, holders of Daimler-Benz ADSs who do not intend to tender their securities in the Daimler-Benz Exchange Offer and who do not wish to have the Daimler-Benz Ordinary Shares underlying their Daimler-Benz ADSs exchanged for DaimlerChrysler Ordinary Shares must withdraw the Daimler-Benz Ordinary Shares underlying their Daimler-Benz ADSs in accordance with the procedures described under the heading "The Daimler-Benz Exchange Offer--Amendment and Termination of the Deposit Agreement" in the Offering Circular-Prospectus not later than the Daimler-Benz Exchange Offer Expiration Date. Following consummation of the Daimler-Benz Exchange Offer, the Daimler-Benz ADSs will be delisted from The New York Stock Exchange and deregistered under the Securities Exchange Act of 1934, as amended.

      For your information and for forwarding to your clients for whom you hold Daimler-Benz ADSs for their accounts, we are enclosing the following documents:

     1.  Offering Circular-Prospectus, dated September 24, 1998;

     2. Letter of Transmittal to be used by holders in accepting the Daimler-Benz Exchange Offer and tendering Daimler-Benz ADSs;

     3. Notice of Guaranteed Delivery to be used to accept the Daimler-Benz Exchange Offer if the certificates evidencing such Daimler-Benz ADSs are not immediately available or time will not permit all required documents to reach the Exchange Agent prior to the Daimler-Benz Exchange

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        Offer Expiration Date or in the case of a tender of Daimler-Benz ADSs, the procedure for book-entry transfer cannot be completed on a timely basis;

     4. A letter which may be sent to your clients for whose accounts you hold Daimler-Benz ADSs, with space provided for obtaining such clients' instructions with regard to the Daimler-Benz Exchange Offer;

     5. Guidelines of the Internal Revenue Service for Certification of Taxpayer Identification Number on Substitute Form W-9; and

     6.  Return envelope addressed to the Exchange Agent.

      In order for a holder validly to tender Daimler-Benz ADSs pursuant to the Daimler-Benz Exchange Offer, a properly completed and duly executed Letter of Transmittal (or a facsimile thereof), together with any required signature guarantees, or an Agent's Message (as defined in the Offering Circular-Prospectus) in the case of a book-entry transfer of Daimler-Benz ADSs, and any other documents required by the Letter of Transmittal, must be received by the Exchange Agent and either (i) the certificates for tendered Daimler-Benz ADSs must be received by the Exchange Agent or such Daimler-Benz ADSs must be tendered pursuant to the procedure for book-entry transfer described in the Offering Circular-Prospectus and a Book-Entry Confirmation (as defined in the Offering Circular-Prospectus) must be received by the Exchange Agent (including an Agent's Message if the tendering holder of Daimler-Benz ADSs has not delivered a Letter of Transmittal), in each case prior to the Daimler-Benz Exchange Offer Expiration Date, or (ii) such holder must comply with the guaranteed delivery procedures.

      DaimlerChrysler AG will not pay any fees or commissions to any broker or dealer or any other person (other than as described in "The Daimler-Benz Exchange Offer--Fees and Expenses" in the Offering Circular-Prospectus) in connection with the solicitation of tenders of Daimler-Benz Ordinary Shares and Daimler-Benz ADSs pursuant to the Daimler-Benz Exchange Offer. DaimlerChrysler AG will, however, upon request, reimburse you for customary mailing and handling expenses incurred by you in forwarding the enclosed materials to your clients.

      DaimlerChrysler AG will pay any stock transfer taxes incident to the transfer to it of validly tendered Daimler-Benz Ordinary Shares and Daimler-Benz ADSs, except as otherwise provided in Instruction 5 of the Letter of Transmittal.

      YOUR PROMPT ACTION IS REQUESTED. WE URGE YOU TO CONTACT YOUR CLIENTS AS PROMPTLY AS POSSIBLE.

      Any inquiries you may have with respect to the Daimler-Benz Exchange Offer should be addressed to the Dealer Managers, the Information Agent or the Exchange Agent at their respective addresses and telephone numbers set forth on the back cover page of the Offering Circular-Prospectus.

      Additional copies of the enclosed materials may be obtained from the Dealer Managers: Goldman, Sachs & Co., 85 Broad Street, New York, New York 10004, telephone (212) 902-1000 (Call Collect) or (800) 323-5678 (Toll Free),
Credit Suisse First Boston Corporation, Eleven Madison Avenue, New York, New York 10005, telephone (800) 881-8320 (Toll Free), Deutsche Bank Securities, 31 West 52nd Street, New York, New York 10019, telephone (212) 469-5000 (Call Collect) or (800) 334-1898 (Toll Free); from the Information Agent, D.F. King & Co., Inc., 77 Water Street, 20th Floor, New York, New York 10005, telephone
(212) 269-5550 (Call Collect) or (800) 848-3094 (Toll Free); or from brokers, dealers, commercial banks or trust companies.

                               Very truly yours,

GOLDMAN, SACHS & CO.     CREDIT SUISSE FIRST BOSTON     DEUTSCHE BANK SECURITIES

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NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU OR
ANY OTHER PERSON AS AN AGENT OF DAIMLERCHRYSLER AG, THE EXCHANGE AGENT, THE INFORMATION AGENT OR THE DEALER MANAGERS, OR ANY AFFILIATE OF ANY OF THE FOREGOING, OR AUTHORIZE YOU OR ANY OTHER PERSON TO USE ANY DOCUMENT OR MAKE ANY STATEMENT ON BEHALF OF ANY OF THEM IN CONNECTION WITH THE DAIMLER-BENZ EXCHANGE OFFER OTHER THAN THE DOCUMENTS ENCLOSED AND THE STATEMENTS CONTAINED THEREIN.

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